Exhibit 5.1

April 4, 2012

Erickson Air-Crane Incorporated

5550 SW Macadam Avenue, Suite 200

Portland, Oregon 97239

Ladies and Gentlemen:

We have acted as counsel to Erickson Air-Crane Incorporated (the “Company”), a Delaware corporation, in connection with the registration of the sale of up to 5,520,000 shares (the “Shares”) of common stock, par value $0.0001 per share (“Common Stock”), of the Company, of which 4,800,000 Shares will be issued and sold by the Company and up to 720,000 Shares will be sold upon exercise of an over-allotment option granted by the Company. We understand that the Shares are to be sold to the underwriters for resale to the public as described in the registration statement on Form S-1, Registration No. 333-166752, with respect to the Shares (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to an underwriting agreement to be entered into between the Company and Stifel, Nicolaus & Company, Incorporated, as representative of the several underwriters (the “Underwriting Agreement”), substantially in the form filed as Exhibit 1.1 to the Registration Statement.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the prospectus contained therein.

In rendering the opinions expressed below, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents and records as we have deemed appropriate, including (i) the Registration Statement and the accompanying prospectus, (ii) the form of Second Amended and Restated Certificate of Incorporation of the Company filed as Exhibit 3.3 to the Registration Statement, (iii) the form of Second Amended and Restated Bylaws of the Company filed as Exhibit 3.4 to the Registration Statement, and (iv) such other documents and records as we have deemed necessary and relevant for the purposes hereof.  In addition, we have relied on certificates of officers of the Company and of public officials and others as to certain matters of fact relating to this opinion and have made such investigations of law as we have deemed necessary and relevant as a basis hereof.  In the course of such examinations and investigations, we have assumed the genuineness of all signatures on, and the authenticity of, all documents and records submitted to us as originals, the conformity to authentic original documents and records of all documents and records submitted to us as copies, and the truthfulness of all statements of fact contained therein.

Based on the foregoing and subject to the limitations, assumptions and qualifications set forth herein, and having due regard for such legal considerations as we deem relevant, we are of the opinion that when the Registration Statement has become effective under the Securities Act and the Company’s Series A Redeemable Preferred Stock and Class A Common Stock have been reclassified as Common Stock pursuant to the Company’s Second Amended and Restated Certificate of Incorporation (as described in the Registration Statement), which reclassification will occur after the effectiveness of the Registration Statement and before the sale of the Shares to the underwriters, the Shares to be issued and sold by the Company have been duly authorized and, when such Shares are issued and paid for in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and nonassessable.

The foregoing opinion is based on and limited to the General Corporation Law of the State of Delaware (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting those laws currently in effect) and we render no opinion with respect to the law of any other jurisdiction.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement and to the references to our firm under the heading “Legal Matters” in the prospectus included in the Registration Statement.  By giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated by the Commission thereunder.

Very truly yours,

/s/ Milbank, Tweed, Hadley & McCloy LLP

DAT/PED